UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) the Securities Exchange Act of 1934

Date of Report: May 11, 2004

INSIGHT ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25092	86-0766246

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1305 West Auto Drive, Tempe, Arizona	85284

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(480) 902-1001

Item 9. Regulation FD Disclosure
SIGNATURES
EX-99.1

Item 9. Regulation FD Disclosure

On May 11, 2004, Insight Enterprises, Inc. announced by press release that the United States District Court for the District of Arizona has dismissed with prejudice the second amended and consolidated securities class action complaint filed against Insight Enterprises, Inc. and certain individual defendants with prejudice and without leave to amend. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Insight Enterprises, Inc.

Date: May 11, 2004	By:	/s/ Stanley Laybourne

Stanley Laybourne
Executive Vice President,
Chief Financial Officer and
Treasurer